UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Expected Financial Results Release
New Contract Release

Item 2.02. Results of Operations and Financial Condition.
          On March 5, 2007 Intervoice, Inc. (the “Company”) issued a press release (the “Expected Financial Results Release”) announcing that it expects revenues to be at or around the lower end of the previously announced $48 million to $52 million target range for its fourth quarter ended February 28, 2007 provided in the Company’s press release dated January 3, 2007.
          The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 8.01. Other Events.
          On March 5, 2007 the Company issued a second press release (the “New Contract Release”) announcing that a large mobile network services provider in the United Kingdom had signed a contract with the Company to purchase its Media Exchange enhanced-services platform. The value of the contract is currently estimated at approximately $9 million, and the Company presently anticipates recognizing revenues thereunder commencing in the quarter ended February 28, 2007 and continuing through the quarter ending February 29, 2008.
          The foregoing is qualified by reference to Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
          (a)      Financial Statements of Business Acquired.
          Not applicable.
          (b)      Pro Forma Financial Information.
          Not applicable.
          (c)      Shell Company Transactions.
          Not applicable.
          (d)      Exhibits.

Exhibit
Number	Exhibit Title

99.1	Expected Financial Results Release of the Company dated March 5, 2007

99.2	New Contract Release of the Company dated March 5, 2007

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Craig E. Holmes
Craig E. Holmes
Executive Vice President and Chief Financial Officer

Date: March 5, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Expected Financial Results Release of the Company dated March 5, 2007

99.2	New Contract Release of the Company dated March 5, 2007